Exhibit 99.5

SELECTED FINANCIAL DATA

Reverse Stock Split

On December 29, 2022, we effected a 1-for-10 reverse stock split of our common stock. The total number of authorized shares of capital stock was amended from 260,000,000 to 110,000,000. The par value per common share remained unchanged. The audited consolidated financial statements of Gemini Therapeutics, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2021, and the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022, and September 30, 2022, that are incorporated by reference into this prospectus are presented without giving effect to the reverse stock split. Except where the context otherwise requires, share numbers in this prospectus reflect the 1-for-10 reverse stock split of our common stock.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 10, 2022, and our unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC on May 6, 2022, August 11, 2022, and November 10, 2022, as adjusted to reflect the reverse stock split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year. In addition, the below presented historical results do not present the pro forma impact of the reverse merger, as presented in the unaudited pro forma financial statements and accompanying notes for the nine months ended September 30, 2022, and the fiscal year ended December 31, 2021, contained in the Company’s Proxy Statement/Prospectus on Form S-4/A and incorporated herein by reference.

AS REPORTED (in thousands, except per share amounts):

	Years Ended December 31,
	2021	2020
Net loss and comprehensive loss	$ (71,869)	$ (40,837)
Net loss per share, basic and diluted	$ (1.78)	$ (2.70)
Weighted average common shares outstanding, basic and diluted	40,362,303	15,115,129
Common shares outstanding at year end	43,208,159	15,565,380

	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Net loss and comprehensive loss	$ (15,231)	$ (19,048)
Net loss per share, basic and diluted	$ (0.35)	$ (0.59)
Weighted average common shares outstanding, basic and diluted	43,212,803	32,027,161
Common shares outstanding at period end	43,227,159	43,002,144

	Three Months Ended June 30,
	2022	2021
	(Unaudited)
Net loss and comprehensive loss	$ (7,090)	$ (16,447)
Net loss per share, basic and diluted	$ (0.16)	$ (0.38)
Weighted average common shares outstanding, basic and diluted	43,230,523	43,041,856
Common shares outstanding at period end	43,244,453	43,055,112

	Six Months Ended June 30,
	2022	2021
	(Unaudited)
Net loss and comprehensive loss	$ (22,321)	$ (35,495)
Net loss per share, basic and diluted	$ (0.52)	$ (0.94)
Weighted average common shares outstanding, basic and diluted	43,221,712	37,564,936
Common shares outstanding at period end	43,244,453	43,055,112

	Three Months Ended September 30,
	2022	2021
	(Unaudited)
Net loss and comprehensive loss	$ (3,277)	$ (18,551)
Net loss per share, basic and diluted	$ (0.08)	$ (0.43)
Weighted average common shares outstanding, basic and diluted	43,264,616	43,091,822
Common shares outstanding at period end	43,299,453	43,112,742

	Nine Months Ended September 30,
	2022	2021
	(Unaudited)
Net loss and comprehensive loss	$ (25,598)	$ (54,046)
Net loss per share, basic and diluted	$ (0.59)	$ (1.37)
Weighted average common shares outstanding, basic and diluted	43,236,171	39,427,476
Common shares outstanding at period end	43,299,453	43,112,742

AS ADJUSTED FOR 1-FOR-10 REVERSE STOCK SPLIT (unaudited, in thousands, except per share amounts):

	Years Ended December 31,
	2021	2020
	(Unaudited)
Net loss and comprehensive loss	$ (71,869)	$ (40,837)
Net loss per share, basic and diluted	$ (17.81)	$ (27.02)
Weighted average common shares outstanding, basic and diluted	4,036,230	1,511,512
Common shares outstanding at year end	4,320,815	1,556,538

	Three Months Ended March 31,
	2022	2021
	(Unaudited)
Net loss and comprehensive loss	$ (15,231)	$ (19,048)
Net loss per share, basic and diluted	$ (3.52)	$ (5.95)
Weighted average common shares outstanding, basic and diluted	4,321,280	3,202,716
Common shares outstanding at period end	4,322,715	4,300,214

	Three Months Ended June 30,
	2022	2021
	(Unaudited)
Net loss and comprehensive loss	$ (7,090)	$ (16,447)
Net loss per share, basic and diluted	$ (1.64)	$ (3.82)
Weighted average common shares outstanding, basic and diluted	4,323,052	4,304,185
Common shares outstanding at period end	4,324,445	4,305,511

	Six Months Ended June 30,
	2022	2021
	(Unaudited)
Net loss and comprehensive loss	$ (22,321)	$ (35,495)
Net loss per share, basic and diluted	$ (5.16)	$ (9.45)
Weighted average common shares outstanding, basic and diluted	4,322,171	3,756,493
Common shares outstanding at period end	4,324,445	4,305,511

	Three Months Ended September 30,
	2022	2021
	(Unaudited)
Net loss and comprehensive loss	$ (3,277)	$ (18,551)
Net loss per share, basic and diluted	$ (0.76)	$ (4.30)
Weighted average common shares outstanding, basic and diluted	4,326,461	4,309,182
Common shares outstanding at period end	4,329,945	4,311,274

	Nine Months Ended September 30,
	2022	2021
	(Unaudited)
Net loss and comprehensive loss	$ (25,598)	$ (54,046)
Net loss per share, basic and diluted	$ (5.92)	$ (13.71)
Weighted average common shares outstanding, basic and diluted	4,323,617	3,942,747
Common shares outstanding at period end	4,329,945	4,311,274